Exhibit 99.1


[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]


CONTACT:
The Management Network Group, Inc.     or      Brainerd Communicators (for TMNG)
Janet Hall                                     Olga Shmuklyer (Media)
Janet.Hall@tmng.com                            shmuklyer@braincomm.com
800.876.5329 x340                              Corey Kinger (Investors)
                                               kinger@braincomm.com
                                               212.986.6667

S3 Matching Technologies
Jim Moore
JMoore@S3.com
512.300.9232


          TMNG AND S3 MATCHING TECHNOLOGIES TEAM TO MIGRATE ENTERPRISES
                         TO INTERNET PROTOCOL NETWORKS


             Offering Will Reduce Costs and Ease Transformation from
                          Circuit Switched Environment


Overland Park, KS and Austin, TX - December 19, 2005 - The Management Network Group, Inc. (Nasdaq: TMNG), a leading provider of management consulting services to the global communications industry, and S3 Matching Technologies, a software company that invented TeraMatch(R), an automated reconciliation program for telecom inventory databases, today announced a partnership to create a complete offering to ease the migration of companies from circuit switched to Internet protocol (IP) networks. The move to IP networks is not optional for enterprises; it is an essential component of long term communications strategies.

TMNG will bundle S3's enterprise business systems for inventory management, order management, invoice forecasting, and traffic management into its proprietary solutions. The combination of these leading software products from TMNG and S3 will facilitate critical data management optimization and cost control for enterprises as they move to IP networks. Under the terms of the agreement, TMNG will be the exclusive third-party marketer and reseller of S3's software solutions to a defined client base of service providers and partner outsourcers for use in telecommunications applications. In addition, TMNG will have a non-exclusive right to market S3 services to other service providers. Financial terms of the partnership were not disclosed.

"The transformation from circuit switched to Internet protocol networks is, along with wireless migration, one of the key trends driving the global communications industry, and one that enterprises across every industry are grappling with," said Rich Nespola, Chairman and CEO of TMNG. "S3 Matching Technologies has the premier software platform for optimizing data management and easing the migration. By combining our professional services and implementation expertise with S3's platform, we've developed an end-to-end solution for the IP transformation needs of our clients. Working with S3, we will be looking to drive significant financial return for clients as they move to IP architectures, providing them with a complete, augmented suite of services
- from analysis through implementation."

"TMNG brings a strong understanding of S3's software and capabilities of our proprietary TeraMatch(R) technology and how S3 complements their unique, hands-on work in managing enterprise transformation to IP environments," said Jack Holt, CEO of S3. "This partnership creates a first of its kind offering for enterprises faced with executing this massive transformation - a marriage of the people-knowledge with the industry's most innovative yet practical technology. Working with TMNG enables us to bring this expanded service offering to both new and existing clients."


About TMNG
The Management Network Group, Inc. (Nasdaq: TMNG) is a leading provider of strategy, management, marketing, and operational consulting services to the global communications industry. With more than 400 consultants worldwide, TMNG serves communications service providers, technology companies, and financial services firms. Since the company's inception in 1990, TMNG and its subsidiaries -- TMNG Strategy, TMNG Marketing, TMNG Operations and TMNG Europe -- have served more than 1,000 clients worldwide, including all the Fortune 500 telecommunications companies. TMNG is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, London, New York, San Francisco, and Washington, D.C. TMNG can be reached at 1.888.480.TMNG (8664) or online at http://www.tmng.com.

About S3 Matching Technologies (www.S3.com)
S3 is an Austin, Texas based company focused on providing hosted and installed automated telecom business systems for the medium to large enterprise. S3's patent-pending TeraMatch(R) technology powers its proprietary Telecom Supply Chain Management applications to establish and maintain accurate inventories of all telecom services, delivering unprecedented cost control and optimization.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future business, revenues or profitability are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company's control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, conditions in the telecommunications industry, overall economic and business conditions, the demand for the Company's goods and services, and technological advances and competitive factors in the markets in which the Company competes. These risks and uncertainties are described in detail from time to time in TMNG's filings with the Securities and Exchange Commission.



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